EXHIBIT 3.01 Amended and Restated Certificate of Incorporation of First Citizens BancShares, Inc. First Citizens BancShares, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows: 1. The present name of the Corporation is First Citizens BancShares, Inc. The Corporation was incorporated under the name "First Citizens BancShares, Inc." by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on August 8, 1986, a Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 26, 2014, a Certificate of Amendment was filed with the Secretary of State of the State of Delaware on April 30, 2014, and an additional Certificate of Amendment was filed with the Secretary of State of the State of Delaware on September 16, 2014 (collectively, the “Restated Certificate of Incorporation”). 2. This Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”) was duly adopted in accordance with Section 245 of the General Corporation Law of the State of Delaware. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, the amendments and restatement herein set forth have been duly adopted by the Board of Directors. 3. The stockholders of the Corporation have duly approved the amendments by the required vote of such stockholders at an annual meeting of the stockholders of the Corporation duly called and held in accordance with the requirements of Section 222 of the General Corporation Law of the State of Delaware, such approval being in accordance with the terms of the Corporation’s Restated Certificate of Incorporation and Section 242 of the General Corporation Law of the State of Delaware. 4. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Certificate of Incorporation amends and integrates and restates the provisions of the Restated Certificate of Incorporation of this Corporation. The text of this Certificate of Incorporation is hereby amended and restated to read in its entirety as follows: Article I The name of the corporation is First Citizens BancShares, Inc. Article II The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, 19801, and the name of its registered agent at such address is The Corporation Trust Company. Article III The purpose of the corporation is to operate as a one-bank or as a multi-bank holding company and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

Article IV The aggregate number of shares which the corporation shall have authority to issue is Fifty Four Million (54,000,000) shares divided into three classes. The designation, the number of authorized shares, and the par value of the shares of each class are as follows: Class Number of Shares Par Value Per Share Class A Common Stock 32,000,000 $1.00 Class B Common Stock 2,000,000 $1.00 Preferred Stock 20,000,000 $0.01 Total Shares 54,000,000 Subject to the rights of the holders of any series of the Preferred Stock as set forth in a certificate of designation relating to that series, the number of authorized shares of the Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware, and no vote of the holders of any of the Preferred Stock voting separately as a class shall be required therefor. The preferences, powers and rights, and the qualification, limitations and restrictions, of the shares of each class are as follows: A. Common Stock. Class A Common Stock. The Class A Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Except as provided below or from time to time in this Restated Certificate of Incorporation with respect to another class of the corporation’s shares, or in a certificate of designation relating to a series of the Preferred Stock, or by applicable law, the holders of shares of Class A Common Stock shall be entitled to one (1) vote for each share outstanding upon all questions presented to the stockholders and, together with the Class B Common Stock, shall have the exclusive right to vote for the election of directors and for all other purposes; and, as to dividends and liquidation, the Class A Common Stock shall share with the Class B Common Stock as specified below. The Class A Common Stock shall not have class voting privileges except as required by law. Class B Common Stock. The Class B Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Except as provided below or from time to time in this Restated Certificate of Incorporation with respect to another class of the corporation’s shares, or in a certificate of designation relating to a series of the Preferred Stock, or by applicable law, the holders of shares of Class B Common Stock shall be entitled to sixteen (16) votes for each share outstanding upon all questions presented to the stockholders and, together with the Class A Common Stock, shall have the exclusive right to vote for the election of directors and for all other purposes; and, as to dividends and liquidation, the Class B Common Stock shall share with the Class A Common Stock as specified below. The Class B Common Stock shall not have class voting privileges except as required by law. Liquidation, Dividends, Spin-Offs, Distributions-in-Kind and other Benefits (Except Voting) of Class A and Class B Common Stock. As to liquidation, any amounts available shall be distributed between the outstanding Class A Common Stock and the outstanding Class B Common Stock pro rata, based upon the numbers of shares issued and outstanding of Class A Common Stock and Class B Common Stock.

Dividends, spin-offs, distributions-in-kind and all other like and similar benefits and transactions (except voting) shall be paid or distributed on the Class A Common Stock and the Class B Common Stock as declared from time to time by the Board of Directors; provided, however, that the dividends, spin-offs, distributions-in-kind and all other like and similar benefits and transactions shall be the same for each issued and outstanding share of Class A Common Stock and for each issued and outstanding share of Class B Common Stock as of the record date. Fractional Shares. No certificates for fractional shares of Class A Common Stock or Class B Common Stock shall be issued by the corporation. B. Preferred Stock. The corporation’s Board of Directors shall be authorized to issue shares of Preferred Stock from time to time, to create series thereof, to establish the number of shares to be included in each such series, and to fix the designations, powers, preferences and the relative, participating, optional or other rights of the shares of each series, and any qualifications, limitations or restrictions thereon, all by its resolution. Without limiting the generality of the foregoing authority, the Board of Directors shall be authorized to fix and determine with respect to each separate series: (1) the designation of and the number of shares to constitute each series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by the Board of Directors unless otherwise provided by the Board of Directors; (2) the dividend rate (or method of determining such rate), if any; any conditions on which and times at which dividends are payable; any preferences over or relation which such dividends shall bear to the dividends payable on any other class or classes, or any other series, of capital stock, including the Preferred Stock; whether such dividends will be cumulative or non-cumulative; and whether the shares will be participating or nonparticipating with other shares with respect to dividends; (3) whether shares within a series will be redeemable (at the option of the corporation or the holders of such shares or both, or upon the happening of a specified event), and, if so, the redemption prices (or the method of determining such prices) and the conditions and times upon which redemption may take place and whether for cash, property, or rights, including securities of the corporation or of another corporation; (4) the terms and amount of any sinking, retirement, or purchase fund; (5) the conversion or exchange rights (at the option of the corporation or the holders of such shares or both, or upon the happening of a specified event), if any, including the conversion or exchange times, prices, rates, adjustments, and other terms of conversion or exchange; (6) the voting rights, if any, of the holders of shares of each series; (7) any restrictions on the issuance or reissuance of additional shares of the Preferred Stock; (8) the rights of the holders upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation; any preferences over any other class or classes, or any other series, of capital stock, including Preferred Stock; and whether the shares will be participating or nonparticipating with other shares with respect to distributions of the corporation's assets upon liquidation, dissolution or winding up of the affairs of the corporation;

(9) any limitations or restrictions on transfer; and (10) such other powers, rights and preferences, if any, for the benefit of the holders of, or other terms or limitations, qualifications or restrictions with respect to, the shares within that series as shall not be inconsistent with the provisions of this Restated Certificate of Incorporation, as amended, or applicable law. The number, designations, powers, preferences, and the relative, participating, optional or other rights of, and any qualifications, limitations or restrictions on, shares within any one series may differ from those of shares within any other series. Except as may otherwise be provided in this Restated Certificate of Incorporation, in a certificate of designation relating to a series of the Preferred Stock or by applicable law, holders of the Preferred Stock shall not be entitled to vote, separately or as a class, at or receive notice of any meeting of stockholders. Article V In furtherance, and not in limitation of the powers conferred upon the Board of Directors by law, the Board of Directors shall have the power to make, adopt, alter, amend and repeal, from time to time, the Bylaws of the corporation, subject to the rights of the stockholders entitled to vote with respect thereto to alter or repeal Bylaws made by the Board of Directors. Article VI To the fullest extent permitted by the General Corporation Law of Delaware, no director or officer of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable. No amendment or repeal of this provision shall adversely affect any right or protection of a director or officer of the corporation hereunder in respect of any act or omission occurring prior to such amendment or repeal. The corporation shall, to the full extent permitted by Section 145 of the General Corporation Law of Delaware, indemnify all persons whom it may indemnify pursuant thereto. In Witness Whereof, the corporation has executed this Amended and Restated Certificate of Incorporation on this 26th day of April, 2023. By: /s/Frank B. Holding, Jr. Frank B. Holding, Jr. Chairman and Chief Executive Officer